Exhibit 10.34

BRIDGEPOINT EDUCATION, INC.
STOCK OWNERSHIP GUIDELINES
(Effective January 1, 2012)

Objective	To create a linkage between stockholders and senior executives through a required level of stock ownership.
Covered Employees	Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents.
Stock Ownership Guidelines	It is expected that within five years of becoming subject to these guidelines that the covered employee shall achieve the appropriate stock ownership guideline, as set forth below:
• Chief Executive Officer - A number of shares equal to the quotient of (1) an amount equal to six times base salary, divided by (2) the stock price at the date of calculation
• Executive Vice Presidents - A number of shares equal to the quotient of (1) an amount equal to three times base salary, divided by (2) the stock price at the date of calculation
• Senior Vice Presidents - A number of shares equal to the quotient of (1) an amount equal to two times base salary, divided by (2) the stock price at the date of calculation
Initially, the date of calculation was November 30, 2011; thereafter, the date of calculation will be the date of annual equity awards or the date of a contemplated sale by a covered employee
Shares and Equivalents
Covered employees may satisfy their ownership guidelines with common stock in these categories:

Shares owned directly or indirectly by the covered employee's spouse or minor children, or a trust controlled by the covered employee;
Shares held in the company's tax-qualified defined contribution 401(k) plan;
Deferred compensation payable in shares;
Share equivalents (vested and unvested restricted stock units, deferred compensation payable in stock); and
Shares subject to stock options (exercisable) held directly or indirectly by the covered employee's spouse or minor children, or a trust controlled by the covered employee.

Compliance Assurance	Covered employees may not sell shares unless they will satisfy the appropriate ownership guidelines after the completion of the sale.